Exhibit 99.1

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

IDAHO NORTH RESOURCES CORP.

REDEEMABLE WARRANT

Redeemable Warrant No. 00___ Dated:  March 1, 2012

IDAHO NORTH RESOURCES CORP., a Idaho corporation (the “Company”), hereby certifies that, for value received, ________________________ (the “Holder”), is entitled to purchase from the Company up to a total of _______________ shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Redeemable Warrant Share” and all such shares, the “Redeemable Warrant Shares”) at an exercise price equal to $0.25 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the 36 month anniversary of the date hereof (the “Expiration Date”), and subject to the following terms and conditions.  This Redeemable Warrant (this “Redeemable Warrant”) is one of a series of similar Redeemable Warrants issued pursuant to that certain private placement dated March ___, 2012 as of the date hereof, by and among the Company and the Investors identified therein (the “Private Placement”).  All such Redeemable Warrants are referred to herein, collectively, as the “Redeemable Warrants.”

1.          Definitions.  In addition to the terms defined elsewhere in this Redeemable Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Private Placement.

2.          Registration of Redeemable Warrant.  The Company shall register this Redeemable Warrant, upon records to be maintained by the Company for that purpose (the

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“Redeemable Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Redeemable Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.          Registration of Transfers.  The Company shall register the transfer of any portion of this Redeemable Warrant in the Redeemable Warrant Register, upon surrender of this Redeemable Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein.  Upon any such registration or transfer, a new Redeemable Warrant to purchase Common Stock, in substantially the form of this Redeemable Warrant (any such new Redeemable Warrant, a “New Redeemable Warrant”), evidencing the portion of this Redeemable Warrant so transferred shall be issued to the transferee and a New Redeemable Warrant evidencing the remaining portion of this Redeemable Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Redeemable Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Redeemable Warrant.

4.          Exercise and Duration of Redeemable Warrants.

(a)        This Redeemable Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date.  At 5:00 P.M., Idaho City time on the Expiration Date, the portion of this Redeemable Warrant not exercised prior thereto shall be and become void and of no value. Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following the Effective Date (as defined in the Registration Rights Agreement) that the Registration Statement is not effective.

(b)        A Holder may exercise this Redeemable Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Redeemable Warrant Shares as to which this Redeemable Warrant is being exercised and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”   The Holder shall not be required to deliver the original Redeemable Warrant in order to effect an exercise hereunder. Upon the execution and delivery of the Exercise Notice, the Company shall issue a New Redeemable Warrant to the Holder evidencing the right to purchase the remaining number of Redeemable Warrant Shares.

5.          Delivery of Redeemable Warrant Shares.

(a)        Upon exercise of this Redeemable Warrant, the Company shall promptly (but in no event later than three Business Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Redeemable Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Redeemable Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Redeemable Warrant Shares are not freely transferable without volume

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restrictions pursuant to Rule 144 under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Redeemable Warrant Shares, shall be deemed to have become holder of record of such Redeemable Warrant Shares as of the Exercise Date.  The Company shall, upon request of the Holder, use its best efforts to deliver Redeemable Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)        This Redeemable Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Redeemable Warrant Shares.  Upon surrender of this Redeemable Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Redeemable Warrant evidencing the right to purchase the remaining number of Redeemable Warrant Shares.

(c)        In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Redeemable Warrant Shares by the fifth Business Day after the date on which delivery of such certificate is required by this Redeemable Warrant, and if after such fifth Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Redeemable Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

(d)        The Company’s obligations to issue and deliver Redeemable Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Redeemable Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Redeemable Warrant as required pursuant to the terms hereof.

6.          Charges, Taxes and Expenses.   Issuance and delivery of certificates for shares of Common Stock upon exercise of this Redeemable Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be

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paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Redeemable Warrant Shares or Redeemable Warrants in a name other than that of the Holder or an Affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Redeemable Warrant or receiving Redeemable Warrant Shares upon exercise hereof.

7.          Replacement of Redeemable Warrant.  If this Redeemable Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Redeemable Warrant, a New Redeemable Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.  Applicants for a New Redeemable Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

8.          Reservation of Redeemable Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Redeemable Warrant Shares upon exercise of this Redeemable Warrant as herein provided, the number of Redeemable Warrant Shares which are then issuable and deliverable upon the exercise of this entire Redeemable Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Redeemable Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

9.          Certain Adjustments.  The Exercise Price and number of Redeemable Warrant Shares issuable upon exercise of this Redeemable Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)        Stock Dividends and Splits.  If the Company, at any time while this Redeemable Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

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(b)        Pro Rata Distributions.  If the Company, at any time while this Redeemable Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or Redeemable Warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Business Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of  one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”).  In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser.  As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date the Company will deliver to such Holder, within five Business Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Redeemable Warrant Shares for which this Redeemable Warrant could have been exercised immediately prior to such record date.  If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Redeemable Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Redeemable Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

(c)        Fundamental Transactions.  If, at any time while this Redeemable Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Redeemable Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Redeemable Warrant Shares then issuable upon exercise in full of this Redeemable Warrant (the “Alternate Consideration”).  The aggregate Exercise Price for this Redeemable Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder

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shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Redeemable Warrant following such Fundamental Transaction.  In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)        this Redeemable Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this section 9(c),

(y)        in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Redeemable Warrant and the Private Placement, and

(z)        if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Redeemable Warrant, all rights applicable to registration of the Common Stock issuable upon exercise of this Redeemable Warrant shall apply to the Alternate Consideration.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.  At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Redeemable Warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Redeemable Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a change of control, the Company (or any such successor or surviving entity) will purchase the Redeemable Warrant from the Holder for a purchase price, payable in cash within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Redeemable Warrant on the date of such request.

(d)        Number of Redeemable Warrant Shares.  Simultaneously with any adjustments to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Redeemable Warrant Shares that may be purchased upon exercise of this Redeemable Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Redeemable Warrant

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Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)        Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)         Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Redeemable Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Redeemable Warrant Shares or other securities issuable upon exercise of this Redeemable Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(g)        Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or Redeemable Warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Redeemable Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.        Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds.

11.        Redemption.    The Company may call the Redeemable Warrants at anytime upon thirty (30) days written notice to the Holder.  If the Holder does not exercise the Redeemable Warrant during the 30 day period following notice to the Holder, the Redeemable Warrant shall expire and terminate.

12.        Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Redeemable Warrant Shares on the exercise of this Redeemable Warrant.  If any fraction of a Redeemable Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Redeemable Warrant, the number of Redeemable Warrant Shares to be issued will be rounded up to the nearest whole share.

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13.        Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Idaho City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. Pacific Standard Time on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Private Placement.

14.        Redeemable Warrant Agent.  The Company shall serve as Redeemable Warrant agent under this Redeemable Warrant.  Upon 30 days' notice to the Holder, the Company may appoint a new Redeemable Warrant agent.  Any corporation into which the Company or any new Redeemable Warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new Redeemable Warrant agent shall be a party or any corporation to which the Company or any new Redeemable Warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Redeemable Warrant agent under this Redeemable Warrant without any further act.  Any such successor Redeemable Warrant agent shall promptly cause notice of its succession as Redeemable Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Redeemable Warrant Register.

15.        Miscellaneous.

(a)        Subject to the restrictions on transfer set forth on the first page hereof, this Redeemable Warrant may be assigned by the Holder. This Redeemable Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Redeemable Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Redeemable Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Redeemable Warrant.  This Redeemable Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)        The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Redeemable Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Redeemable Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Redeemable Warrant Shares on the exercise of this

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Redeemable Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Redeemable Warrant.

(c)        Governing Law; Venue; Waiver Of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Redeemable Warrant  shall be governed by and construed and enforced in accordance with the internal laws of the State of Idaho, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the state of idaho.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the state of Idaho for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Redeemable Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Redeemable Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Redeemable Warrant or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Redeemable Warrant or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d)        The headings herein are for convenience only, do not constitute a part of this Redeemable Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)        In case any one or more of the provisions of this Redeemable Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Redeemable Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Redeemable Warrant.

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IN WITNESS WHEREOF, the Company has caused this Redeemable Warrant to be duly executed by its authorized officer as of the date first indicated above.

IDAHO NORTH RESOURCES CORP.

By:
Name:
Title:

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FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Redeemable Warrant)

To:  IDAHO NORTH RESOURCES CORP.

The undersigned is the Holder of Redeemable Warrant No. _______ (the “Redeemable Warrant”) issued by IDAHO NORTH RESOURCES CORP., a Idaho corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Redeemable Warrant.

1.	The Redeemable Warrant is currently exercisable to purchase a total of ______________ Redeemable Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase _________________ Redeemable Warrant Shares pursuant to the Redeemable Warrant.

3.	The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Redeemable Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder _______________ Redeemable Warrant Shares in accordance with the terms of the Redeemable Warrant.

5.	Following this exercise, the Redeemable Warrant shall be exercisable to purchase a total of ______________ Redeemable Warrant Shares.

Dated: __________________, _______	Name of Holder:

(Print)

By: _______________________________
Name: _____________________________
Title: ______________________________

(Signature must conform in all respects to name of holder as specified on the face of the Redeemable Warrant)

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Redeemable Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Redeemable Warrant to purchase  ____________ shares of Common Stock of IDAHO NORTH RESOURCES CORP. to which the within Redeemable Warrant relates and appoints ________________ attorney to transfer said right on the books of IDAHO NORTH RESOURCES CORP. with full power of substitution in the premises.

Dated: __________________, _______

_________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Redeemable Warrant)

_________________________________________________
Address of Transferee

_________________________________________________

_________________________________________________

In the presence of:

_____________________________________________

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